UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Helmerich & Payne, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! HELMERICH & PAYNE, INC. 1437 S. BOULDER AVENUE SUITE 1400 TULSA, OK 74119-3623 HELMERICH & PAYNE, INC. You invested in HELMERICH & PAYNE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on March 1, 2022. Vote Virtually at the Meeting* March 1, 2022 12:00 PM Central Time Virtually at: www.virtualshareholdermeeting.com/HP2022 The company will be hosting the meeting virtually via the Internet this year. To attend the meeting go to www.virtualshareholdermeeting.com/HP2022. Have the control number that is printed above available and follow the instructions. *Please check the meeting materials for any special requirements for meeting attendance. You can also vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting. Voting Items Board Recommends D64868-P65287 1. Election of Directors 1c. Kevin G. Cramton 1a. Delaney M. Bellinger 1d. Randy A. Foutch 1b. Belgacem Chariag 1e. Hans Helmerich 1f. John W. Lindsay 1g. José R. Mas 1h. Thomas A. Petrie 1i. Donald F. Robillard, Jr. 1j. Edward B. Rust, Jr. 1k. Mary M. VanDeWeghe 1l. John D. Zeglis 2. Ratification of Ernst & Young LLP as Helmerich & Payne, Inc.’s independent auditors for 2022. 4. Approval of the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For For For For For For For For For For For For For For For 3. Advisory vote on executive compensation.